U.S. SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                       FORM 8-K

                                    CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

     Date of Report (date of earliest event reported):  June 22, 2001


                          NESS ENERGY INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                                    Washington
                       (State or jurisdiction of incorporation
                                  or organization)

                                       0-10301
                               (Commission File Number)

                                     91-1067265
                     (I.R.S. Employer Identification Number)

     4201 East Interstate 20, Willow Park, Texas                 76087
      (Address of Principal Executive Offices)                 (Zip Code)

                  Registrant's telephone number:  (817) 341-1477


            (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On June 22, 2001, the Registrant acquired an Oil and Gas Lease dated May 27, 2001 from Roy William Baker, Jr. Individually, and Executor and Trustee of the Roy W. Baker Sr. Estate and Margaret Ruth Baker. This lease covers all unleased portions of the Baker Ranch located 15 miles northwest of Rocksprings in Edwards County, Texas. The lease was amended on June 29, 2001 and July 6, 2001 with the net result that the lease covers approximately 6200 acres. The primary term of the lease is from May 27, 2001 to May 27, 2004, at which time it continues for 320 acres around each producing well. Pursuant to an arms length negotiated oral agreement, the Registrant is exchanging 310,651 shares of its restricted 144 common stock for this lease. The number of shares of common stock was calculated using the agreed upon values of $50.00 per acre and $1.00 per share of stock. The issuance of the Registrants shares is pursuant to non public offering exemptions under the securities laws.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS:

NUMBER                              DESCRIPTION

10.1 Oil and Gas Lease dated May 27, 2001 between Registrant and Roy William Baker, Jr. et al

10.2 Amendment to Oil, Gas and Mineral Lease dated May 27, 2001 between Registrant and Roy William Baker, Jr. et al

10.3 Assignment of Oil and Gas Lease dated May 27, 2001 between Registrant and Fairway Links Energy, Inc.

                                   SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           Ness Energy International, Inc.


Date:  February 11, 2002                   By:  /s/ Hayseed Stephens
                                           Hayseed Stephens, President and
                                           Chief Executive Officer

                                   EXHIBIT INDEX

NUMBER                  DESCRIPTION                                   PAGE

10.1     Oil and Gas Lease dated May 27, 2001 between Registrant         2
         and Roy William Baker, Jr. et al

10.2     Amendment to Oil, Gas and Mineral Lease dated                   9
         May 27, 2001 between Registrant and Roy William
         Baker, Jr. et al

10.3     Assignment of Oil and Gas Lease dated May 27, 2001             11
         Between Registrant and Fairway Links Energy, Inc.